EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 31, 2010, with respect to the consolidated financial statements included in the Annual Report of WebMediaBrands Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said report in the Registration Statements of WebMediaBrands Inc. on Forms S-8 (File No. 333-137349, effective September 15, 2006 and File No. 333-153508, effective September 16, 2008).

/s/ Grant Thornton LLP

Grant Thornton LLP
Melville, New York
March 8, 2011